                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    /X/  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    / /  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                 MORGAN STANLEY DEAN WITTER UNIVERSAL FUNDS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     (3) Filing Party:
         -----------------------------------------------------------------------
     (4) Date Filed:
         -----------------------------------------------------------------------

                MORGAN STANLEY DEAN WITTER UNIVERSAL FUNDS, INC.
                                 P.O. BOX 2798
                        BOSTON, MASSACHUSETTS 02208-2798

[Date], 1999

Dear Shareholder:

    The enclosed proxy statement relates to a special meeting of the Shareholders of the Money Market Portfolio (the "Portfolio") of the Morgan Stanley Dean Witter Universal Funds, Inc. (the "Fund"). The primary purpose of the special meeting is to permit Shareholders to consider a proposal to appoint an investment sub-adviser for the Portfolio.

    The attached proxy statement seeks Shareholder approval of this proposal. We encourage you to read carefully the full proxy statement, and have created a brief question-and-answer section for your convenience.

                 YOUR VOTE IS IMPORTANT AND YOUR PARTICIPATION
             IN THE GOVERNANCE OF THE FUND DOES MAKE A DIFFERENCE.

    The proposal has been unanimously approved by the Board of Directors of the Fund, who recommend you vote "FOR" the proposal. YOUR IMMEDIATE RESPONSE WILL HELP PREVENT THE NEED FOR ADDITIONAL SOLICITATIONS. We look forward to your participation, and we thank you for your continued confidence in the Fund.

                     PLEASE SIGN AND RETURN YOUR PROXY CARD
                     IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

                                          Sincerely,

                                          Michael F. Klein

                                          PRESIDENT

INFORMATION ABOUT YOUR PROXY STATEMENT

Q. WHY AM I RECEIVING THIS PROXY STATEMENT?

A. The Board of Directors is recommending that Shareholders approve
   Morgan Stanley Dean Witter Advisors Inc. ("MSDW Advisors") as investment sub-adviser for the Money Market Portfolio (the
   "Portfolio") of the Morgan Stanley Dean Witter Universal Funds, Inc.
   (the "Fund"). MSDW Advisors and Morgan Stanley Dean Witter Investment
   Management Inc. ("MSDW Investment Management"), the Portfolio's current investment adviser, are each wholly-owned subsidiaries of Morgan Stanley Dean Witter & Co.

Q. HOW WILL THIS AFFECT MY ACCOUNT?

A. You can expect the same level of management expertise and shareholder service that you currently receive. The nominee for investment sub-adviser has extensive experience in the management of money market funds.

Q. HOW WILL THIS AFFECT THE FEES THAT I PAY?

A. The new investment sub-advisory arrangement will not affect the overall fees paid by the Portfolio.

Q. WHY DO I NEED TO VOTE?

A. Your vote is needed to ensure that the proposal can be acted upon.
   Your immediate response on the enclosed proxy card will help prevent the need for any further solicitations for a Shareholder vote. We encourage all Shareholders to participate in the governance of the Fund.

Q. HOW DOES THE BOARD OF DIRECTORS SUGGEST THAT I VOTE?

A. After careful consideration, the Board of Directors unanimously recommends that you vote "FOR" the proposals.

Q. WHO IS PAYING FOR EXPENSES RELATED TO THE SHAREHOLDER MEETING?

A. The Fund will pay for expenses related to the Shareholder meeting.

Q. WHERE DO I MAIL MY PROXY CARD?

A. You may use the enclosed postage-paid envelope or mail your proxy card(s) to:
   [Proxy Tabulator P.O. Box 9113
   Hingham, MA 02043-9888]

Q. WHOM DO I CALL IF I HAVE QUESTIONS?

A. We will be happy to answer your questions about the proxy solicitation. Please call us at [1-800-733-8481 Ext. 453 between 9:00 a.m. and 11:00 p.m. (Eastern Time), Monday through Friday.]

                MORGAN STANLEY DEAN WITTER UNIVERSAL FUNDS, INC.
                                 P.O. BOX 2798
                        BOSTON, MASSACHUSETTS 02208-2798

                            ------------------------

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON APRIL 23, 1999

                            ------------------------

TO THE SHAREHOLDERS OF

  MORGAN STANLEY DEAN WITTER UNIVERSAL FUNDS, INC.:

    You are cordially invited to attend a special meeting of the Shareholders of the Money Market Portfolio (the "Portfolio") of the Morgan Stanley Dean Witter Universal Funds, Inc. (the "Fund") on April 23, 1999 at 10:00 a.m. (Eastern
Time) or at any adjournment thereof (the "Special Meeting"), at the offices of Morgan Stanley Dean Witter Investment Management Inc., 1221 Avenue of the Americas, New York, New York 10021. Shareholders of the Portfolio will be asked to consider the following proposals at the Special Meeting:

    1.  To approve or disapprove a new investment sub-advisory agreement; and

    2. To transact such other business as may properly come before the Special Meeting or any adjournments thereof.

    Shareholders of record at the close of business on March 2, 1999 are entitled to notice of, and to vote at, the Special Meeting or any adjournment thereof. The enclosed proxy card will enable you to vote with respect to the Portfolio. (You will receive a separate solicitation for each account you have with the Fund.)

                                          By Order of the Board of Directors

                                          Stefanie V. Chang, ACTING SECRETARY

[Date], 1999

--------------------------------------------------------------------------------

    WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE SPECIAL MEETING, PLEASE COMPLETE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD. A POSTAGE PAID ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE SO THAT YOU MAY RETURN YOUR PROXY CARD AS SOON AS POSSIBLE. IT IS MOST IMPORTANT AND IN YOUR INTEREST FOR YOU TO SIGN AND DATE YOUR PROXY CARD AND RETURN IT SO THAT A QUORUM WILL BE PRESENT AND A MAXIMUM NUMBER OF SHARES MAY BE VOTED. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO ITS USE.
--------------------------------------------------------------------------------

                MORGAN STANLEY DEAN WITTER UNIVERSAL FUNDS, INC.
                                 P.O. BOX 2798
                        BOSTON, MASSACHUSETTS 02208-2798

                            ------------------------

                                PROXY STATEMENT

                             ---------------------

                        SPECIAL MEETING OF SHAREHOLDERS

                                 APRIL 23, 1999

    This proxy statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors (the "Board") of Morgan Stanley Dean Witter Universal Funds, Inc. (the "Fund"), for use at the Special Meeting of Shareholders of the Money Market Portfolio (the "Portfolio"), or at any adjournment thereof (the "Special Meeting"). The Special Meeting will be held on April 23, 1999, at 10:00 a.m. (Eastern Time) at the offices of Morgan Stanley Dean Witter Investment Management Inc. ("MSDW Investment Management"), 1221 Avenue of the Americas, New York, New York 10021. The approximate mailing date of this proxy statement and accompanying form of proxy is [Date], 1999.

    The primary purpose of the Special Meeting is to permit Shareholders to consider an investment sub-advisory agreement (the "Sub-Advisory Agreement") between MSDW Investment Management, the Portfolio's investment adviser, and Morgan Stanley Dean Witter Advisors Inc. ("MSDW Advisors"). MSDW Investment Management and MSDW Advisors are both wholly-owned subsidiaries of Morgan Stanley Dean Witter & Co. ("MSDW&Co.").

    Shareholders of record of the Portfolio on March 2, 1999 (the "Record Date") may participate and vote at the Special Meeting. Shareholders of the Portfolio on the Record Date will be entitled to one vote for each Share of the Portfolio they hold and a fraction of a vote equal to the proportion of a full Share represented by the fractional Share.

    THE FUND WILL FURNISH, WITHOUT CHARGE, A COPY OF ITS ANNUAL REPORT FOR ITS FISCAL YEAR ENDED DECEMBER 31, 1998 TO ANY SHAREHOLDER REQUESTING SUCH REPORT. REQUESTS FOR THE ANNUAL REPORT SHOULD BE MADE IN WRITING TO MORGAN STANLEY DEAN WITTER UNIVERSAL FUNDS, INC., P.O. BOX 2798, BOSTON, MASSACHUSETTS 02208-2798 OR BY CALLING 1-800-867-5309.

    On the Record Date, there were issued and outstanding ______ Shares of the
Portfolio:

VOTING

    Approval of the Sub-Advisory Agreement with respect to a Portfolio requires the vote of a majority of the outstanding voting securities of the Portfolio. The "vote of a majority of the outstanding voting securities" is defined under the Investment Company Act of 1940, as amended (the "1940 Act") as the lesser of the vote of (i) 67% or more of the Shares of the Portfolio entitled to vote thereon present at the Special Meeting if the holders of more than 50% of the outstanding Shares are present in person or represented by proxy; or (ii) more than 50% of the outstanding Shares of the Portfolio entitled to vote thereon.

    The Board recommends that you cast your vote:

    - FOR approval of the Sub-Advisory Agreement with MSDW Advisors

    All properly executed proxies received prior to the Special Meeting will be voted at the Special Meeting in accordance with the instructions marked thereon. Proxies received prior to the Special Meeting on which no vote is indicated will be voted "FOR" the proposal. Abstentions and proxies signed and returned by brokers without voting on the proposal ("broker non-votes") will not be counted for or against the proposal, but WILL be counted as votes present for purposes of determining a "majority of the outstanding voting securities" present at the Special Meeting. Abstentions and broker non-votes, therefore, have the effect of counting against the proposal. A majority of the outstanding Shares entitled to vote on the proposal must be present in person or by proxy to have a quorum to conduct business at the Special Meeting.

    Shareholders who execute proxies may revoke them at any time before they are voted by sending the Fund a written notice of revocation, by delivering a duly executed proxy bearing a later date or by attending the Special Meeting and voting in person.

             THE PROPOSAL: APPROVAL OF A NEW SUB-ADVISORY AGREEMENT

OVERVIEW OF THE PROPOSAL

    MSDW Advisors, the proposed investment Sub-Adviser, and MSDW Investment Management, the Portfolio's current investment adviser, are each wholly-owned subsidiaries of MSDW&Co. MSDW Investment Management would remain as the primary investment Adviser to the Portfolio, but would delegate the day-to-day investment management responsibilities to MSDW Advisors. Under the proposed Sub-Advisory Agreement, MSDW Investment Management will pay a portion of the advisory fee it receives from the Portfolio to MSDW Advisors for the sub-advisory services provided to the Portfolio. Approval of the proposal will not result in an increase in the advisory fee that the Portfolio pay to MSDW Investment Management or an increase in fund expenses.

MORGAN STANLEY DEAN WITTER ADVISORS INC. ("MSDW ADVISORS")

    MSDW Advisors, located at Two World Trade Center, New York, New York 10048, is a wholly-owned subsidiary of MSDW&Co. MSDW Advisors develops, markets and manages a broad spectrum of proprietary mutual Funds that are sold by Morgan Stanley Dean Witter financial advisors and offers professional money management services on a customized basis to individuals, institutional investors and retirement plan sponsors. MSDW Advisors and its wholly-owned subsidiary, Morgan Stanley Dean Witter Services Company, Inc., serve in various investment management, advisory, management and administrative capacities to 100 investment companies and other portfolios with net assets under management of approximately $127.1 billion at January 31, 1999.

    Set forth below is the name, address and principal occupation of the principal executive officer and each director of MSDW Advisors:

NAME AND ADDRESS                                                         PRINCIPAL OCCUPATION
------------------------------------------------------  ------------------------------------------------------
Mitchell M. Merin                                       Director, President and Chief Executive Officer
Two World Trade Center, New York, New York 10048

Ronald E. Robison                                       Director, Executive Vice President and Chief
Two World Trade Center, New York, New York 10048        Administrative Officer

Barry Fink                                              Director, Senior Vice President, Secretary and General
Two World Trade Center, New York, New York 10048        Counsel

MORGAN STANLEY DEAN WITTER INVESTMENT MANAGEMENT INC. ("MSDW INVESTMENT
  MANAGEMENT")

    MSDW Investment Management, located at 1221 Avenue of the Americas, New York, New York 10020, is a wholly-owned subsidiary of MSDW&Co. MSDW Investment Management acts as investment adviser for the Portfolio pursuant to an investment advisory agreement dated ____________. MSDW Investment Management has acted as investment adviser for the Portfolio since the Portfolio commenced operations.

    MSDW Investment Management currently provides investment advice and portfolio management services to the Portfolio pursuant to the investment advisory agreement and, subject to the supervision of the Board, makes the Portfolio's day-to-day investment decisions, arranges for the execution of portfolio transactions and generally manages the Portfolio's investments. As discussed below under "The Proposed Sub-Advisory Agreement," however, such day-to-day investment management duties are proposed to be assigned to MSDW Advisors. MSDW Investment Management would retain responsibility for the general management of the Portfolio. MSDW Investment Management also conducts a worldwide portfolio management business and provides a broad range of portfolio management services to customers in the United States and abroad. As of December 31, 1998, MSDW Investment Management, together with its affiliated institutional asset management companies, managed assets of approximately $____ billion, including assets under fiduciary advice.

MORGAN STANLEY DEAN WITTER & CO. ("MSDW&CO.")

    MSDW&Co., located at 1585 Broadway, New York, New York 10036, is the direct parent of MSDW Advisors and MSDW Investment Management. MSDW&Co. is a preeminent global financial services firm that maintains leading market positions in each of its three primary businesses: securities, asset management and credit services.

THE PROPOSED SUB-ADVISORY AGREEMENT

    The Board approved the proposed Sub-Advisory Agreement for the Portfolio between MSDW Investment Management and MSDW Advisors at a meeting held on February 17, 1999. A form of the proposed Sub-Advisory Agreement is attached hereto as Annex A.

    The proposed Sub-Advisory Agreement provides for the payment of a fee to MSDW Advisors out of the fee MSDW Investment Management receives from the Portfolio. As set forth in the proposed Sub-Advisory Agreement, MSDW Advisors will be paid 40% of the fee that MSDW Investment Management receives from the Portfolio as compensation for advisory services. Approval of the Sub-Advisory Agreement, therefore, will not result in an increase of fees paid from the Portfolio's assets. If the proposed Sub-Advisory Agreement had been in effect for the Portfolio's most recently completed fiscal year, MSDW Investment Management would have paid a sub-advisory fee of $_______ to MSDW Advisors.

    At a meeting held on February 17, 1999, the Board, including all of the Directors who are not "interested persons" of the Fund ("Independent Directors"), unanimously approved the Sub-Advisory Agreement for the Portfolio and recommended the Sub-Advisory Agreement for approval by the Shareholders of the Portfolio. The Sub-Advisory Agreement would take effect upon Shareholder approval. The proposed Sub-Advisory Agreement will continue in effect for an initial term of two years and thereafter for successive annual periods as long as such continuance is approved in accordance with the 1940 Act.

    In evaluating the proposed Sub-Advisory Agreement, the Board took into account the potential benefits of utilizing MSDW Advisors' extensive investment experience and resources to provide the Portfolio with advisory services. MSDW Advisors currently manages over [$34 billion] in money market fund assets. The Board also considered that MSDW Advisors manages a larger pool of money market Funds, which could result in increased efficiencies for the Portfolio. The Board also considered the fact that the hiring of MSDW Advisors would not affect the fees paid by Shareholders for investment advisory services.

    After consideration of the above factors and such other factors and information the Board deemed relevant, the Board, including the Independent Directors, unanimously approved the Sub-Advisory Agreement and voted to recommend its approval to the Shareholders of the Portfolio.

    Effectiveness of the Sub-Advisory Agreement is contingent on the approval by Shareholders of the Portfolio. If Shareholders of the Portfolio do not approve the Sub-Advisory Agreement, then the Board will take such action as it deems is in the best interest of that Portfolio and its Shareholders, which may include proposing that Shareholders approve an agreement in lieu of the Sub-Advisory Agreement.

    MSDW Advisors currently provides investment services to the following investment companies having an investment objective similar to the investment objective of the Portfolio:

                             MONEY MARKET PORTFOLIO

                                                        NET ASSETS
                                                          AS OF           MANAGEMENT
                                                     JANUARY 31, 1999      FEE AS OF
 OTHER FUND NAME                                      (IN MILLIONS)    DECEMBER 31, 1998
 --------------------------------------------------  ----------------  -----------------
 Morgan Stanley Dean Witter Liquid Asset Fund,
   Inc.............................................        17,075.0         0.27%*

 Morgan Stanley Dean Witter U. S. Government Money
   Market Trust....................................         1,017.5         0.46%**

 Active Assets Money Trust.........................        15,164.3         0.29%**

 Active Assets Government Securities Trust.........           838.1         0.48%**

------------------------

*Based on the following contractual rate:

 ASSETS                                               FEE
 --------------------------------------------------  ------
 Less than $500 million:                             0.500%
 $500 million to $750 million:                       0.425%
 $750 million to $1.0 billion:                       0.375%
 $1.0 billion to $1.35 billion:                      0.350%
 $1.35 billion to $1.75 billion:                     0.325%
 $1.75 billion to $2.15 billion:                     0.300%
 $2.15 billion to $2.5 billion:                      0.275%
 $2.5 billion to $15.0 billion:                      0.250%
 $15.0 billion to $17.5 billion:                     0.249%
 More than $17.5 billion:                            0.248%

** Based on the following contractual rate:

 ASSETS                                               FEE
 --------------------------------------------------  ------
 Less than $500 million:                             0.500%
 $500 million to $750 million:                       0.425%
 $750 million to $1.0 billion:                       0.375%
 $1.0 billion to $1.5 billion:                       0.350%
 $1.5 billion to $2.0 billion:                       0.325%
 $2.0 billion to $2.5 billion:                       0.300%
 $2.5 billion to $3.0 billion:                       0.275%
 More than $3.0 billion:                             0.250%

SHAREHOLDER APPROVAL OF THE SUB-ADVISORY AGREEMENT

    Approval of the Sub-Advisory Agreement for the Portfolio requires the affirmative vote of a majority of the outstanding shares of the Portfolio. For purposes of this proposal, a "majority of outstanding shares" means the vote of
(i) 67% or more of a Portfolio's outstanding shares present at the Special Meeting, if the holders of more than 50% of the outstanding shares of the Portfolio are present in person or represented by proxy; or (ii) more than 50% of the Portfolio's outstanding shares whichever is less.

    THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS OF THE PORTFOLIO VOTE FOR APPROVAL OF THE SUB-ADVISORY AGREEMENT.

                             ADDITIONAL INFORMATION

BENEFICIAL OWNERS

    To the knowledge of Fund management, as of March 2, 1999, the following were beneficial owners of 5% or more of the outstanding Shares of the Portfolio:

                            [Insert 5% Shareholders]

EXPENSES

    The Fund will bear the expense of preparing, printing and mailing the enclosed form of proxy, the accompanying Notice and this Proxy Statement. In order to obtain the necessary quorum at the Special Meeting, additional solicitation may be made by mail, telephone, telegraph, facsimile or personal interview by representatives of the Fund, MSDW Investment Management [or by Shareholder Communication Services, a solicitation firm located in New York, New York that has been engaged to assist in proxy solicitation at an estimated cost of approximately $______.]

TRANSACTIONS/AGREEMENTS WITH AFFILIATES

    ADMINISTRATION

    Pursuant to an administration agreement between MSDW Investment Management and the Fund, MSDW Investment Management provides administrative services to the Portfolio. For its services under the administration agreement with the Fund (the "Administration Agreement"), the Fund pays MSDW Investment Management a monthly fee which on an annual basis equals 0.15% of the average daily net assets of the Portfolio, plus reimbursement of out-of-pocket expenses. For the fiscal year ended December 31, 1998, the Portfolio paid administration fees to MSDW Investment Management of approximately $_______.

GENERAL

    The Fund knows of no business other than the Proposal that will be presented for consideration at the Special Meeting. Management of the Fund does not intend to present, and does not have reason to believe that others will present, any other items of business at the Special Meeting. If any other matters are properly presented, it is the intention of the persons named on the enclosed proxy to vote proxies in accordance with their best judgment. In the event a quorum is present at the Special Meeting but sufficient votes to approve the Proposal are not received, the persons named as proxies may propose one or more adjournments of the Special Meeting to permit further solicitation of proxies, provided they determine that such an adjournment and additional solicitation is reasonable and in the interest of Shareholders based on a consideration of all relevant factors, including the percentage of affirmative votes then cast, the percentage of negative votes then cast, the nature of the proposed solicitation activities and the nature of the reasons for such further solicitation.

    A list of Shareholders of the Fund entitled to be present and vote at the Special Meeting will be available at the offices of MSDW Investment Management at 1221 Avenue of the Americas, New York, NY 10020 for inspection by any Shareholder during regular business hours for ten days prior to the date of the Special Meeting.

    Failure of a quorum to be present at the Special Meeting may necessitate adjournment and may necessitate additional proxy solicitations.

    IF YOU CANNOT BE PRESENT IN PERSON, YOU ARE REQUESTED TO FILL IN, SIGN AND RETURN THE ENCLOSED PROXY PROMPTLY. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

                                          Stefanie V. Chang, ACTING SECRETARY

[Date], 1999

                                    ANNEX A
                             SUB-ADVISORY AGREEMENT

    AGREEMENT made as of the   day of        , 1999 by and between Morgan
Stanley Dean Witter Investment Management Inc., a Delaware corporation (herein referred to as the "Investment Manager"), and Morgan Stanley Dean Witter Advisors Inc., a Delaware corporation, (herein referred to as the "Sub-Advisor").

    WHEREAS, Morgan Stanley Dean Witter Universal Funds, Inc. (herein referred to as the "Fund") is engaged in business as an open-end management investment company and is registered as such under the Investment Company Act of 1940, as amended (the "Act"); and

    WHEREAS, the Investment Manager has entered into an Investment Management Agreement with the Fund (the "Investment Management Agreement") wherein the Investment Manager has agreed to provide investment management services to the various portfolios of the Fund; and

    WHEREAS, the Sub-Advisor is registered as an investment adviser under the Investment Advisers Act of 1940, and engages in the business of acting as an investment adviser; and

    WHEREAS, Investment Manager desires to retain the services of the Sub-Advisor to render investment advisory services for the Money Market Portfolio of the Fund (the "Portfolio") in the manner and on the terms and conditions hereinafter set forth; and

    WHEREAS, the Sub-Advisor desires to be retained by the Investment Manager to perform services on said terms and conditions:

    NOW, THEREFORE, in consideration of the mutual covenants and agreements of the parties hereto as herein set forth, the parties covenant and agree as follows:

1. Subject to the supervision of the Fund, its officers and Directors, and the Investment Manager, and in accordance with the investment objectives, policies and restrictions set forth in the then-current Registration Statement relating to the Fund, and such investment objectives, policies and restrictions from time to time prescribed by the Directors of the Fund with respect to the Portfolio and communicated by the Investment Manager to the Sub-Advisor, the Sub-Advisor agrees to provide the Fund with investment advisory services with respect to the Portfolio's investments to obtain and evaluate such information and advice relating to the economy, securities markets and securities as it deems necessary or useful to discharge its duties hereunder; to continuously manage the assets of the Portfolio in a manner consistent with the investment objective and policies of the Portfolio; to make decisions as to foreign currency matters and make determinations as to forward foreign exchange contracts and options and futures contracts in foreign currencies; shall determine the securities to be purchased, sold or otherwise disposed of by the Fund and the timing of such purchases, sales and dispositions; to take such further action, including the placing of purchase and sale orders on behalf of the Portfolio, as it shall deem necessary or appropriate; to furnish to or place at the disposal of the Fund and Investment Manager such of the information, evaluations, analyses and opinions formulated or obtained by it in the discharge of its duties as the Fund and the Investment Manager may, from time to time, reasonably request. The Investment Manager and the Sub-Advisor shall each make its officers and employees available to the other from time to time at reasonable times to review investment policies of the Portfolio and to consult with each other.

2. The Sub-Advisor shall, at its own expense, maintain such staff and employ or retain such personnel and consult with such other persons as it shall from time to time determine to be necessary or useful to the performance of its obligations under this Agreement. Without limiting the generality of the foregoing, the staff and personnel of the Sub-Advisor shall be deemed to include persons employed or otherwise retained by the Sub-Advisor to furnish statistical and other factual data, advice regarding economic factors and trends, information with respect to technical and scientific developments, and such other information, advice and assistance as the Investment Manager may desire. The Sub-Advisor shall maintain whatever records as may be required to be maintained by it under the Act. All such records so maintained shall be made available to the Fund, upon the request of the Investment Manager or the Fund.

3. The Fund will, from time to time, furnish or otherwise make available to the Sub-Advisor such financial reports, proxy statements and other information relating to the business and affairs of the Portfolios as the Sub-Advisor may reasonably require in order to discharge its duties and obligations hereunder or to comply with any applicable law and regulations and the investment objectives, policies and restrictions from time to time prescribed by the Directors of the Fund.

4. The Sub-Advisor shall bear the cost of rendering the investment advisory services to be performed by it under this Agreement, and shall, at its own expense, pay the compensation of the officers and employees, if any, of the Fund, employed by the Sub-Advisor, and such clerical help and bookkeeping services as the Sub-Advisor shall reasonably require in performing its duties hereunder.

5. The Fund assumes and shall pay or cause to be paid all other expenses of the Fund, including, without limitation: any fees paid to the Investment Manager; fees pursuant to any plan of distribution that the Fund may adopt; the charges and expenses of any registrar, any custodian, sub-custodian or depository appointed by the Fund for the safekeeping of its cash, portfolio securities and other property, and any stock transfer or dividend agent or agents appointed by the Fund; brokers' commissions chargeable to the Fund in connection with portfolio securities transactions to which the Fund is a party; all taxes, including securities issuance and transfer taxes, and fees payable by the Fund to federal, state or other governmental agencies or pursuant to any foreign laws; the cost and expense of engraving or printing certificates representing shares of the Fund; all costs and expenses in connection with the registration and maintenance of registration of the Fund and its shares with the Securities and Exchange Commission and various states and other jurisdictions or pursuant to any foreign laws (including filing fees and legal fees and disbursements of counsel); the cost and expense of printing (including typesetting) and distributing prospectuses of the Fund and supplements thereto to the Fund's shareholders; all expenses of shareholders' and Directors' meetings and of preparing, printing and mailing proxy statements and reports to shareholders; fees and travel expenses of Directors or members of any advisory board or committee who are not employees of the Investment Manager or Sub-Advisor; all expenses incident to the payment of any dividend, distribution, withdrawal or redemption whether in shares or in cash; charges and expenses of any outside service used for pricing of the Fund's shares; charges and expenses of legal counsel, including counsel to the Directors of the Fund who are not interested persons (as defined in the Act) of the Fund, the Investment Manager or the Sub-Advisor, and of independent accountants, in connection with any matter relating to the Fund; membership dues of industry associations; interest payable on Fund borrowings; postage; insurance premiums on property or personnel (including officers and Directors) of the Fund which inure to its benefit; extraordinary expenses (including but not limited to legal claims and liabilities and litigation costs and any indemnification related thereto); and all other charges and costs of the Fund's operation unless otherwise explicitly provided herein.

6. For the services to be rendered, the facilities furnished, and the expenses assumed by the Sub-Advisor, the Investment Manager shall pay to the Sub-Advisor monthly compensation equal to 40% of the fee that the Investment Manager receives pursuant to the Investment Management Agreement. Any subsequent change in the Investment Management Agreement which has the effect of raising or lowering the compensation of the Investment Manager will have the concomitant effect of raising or lowering the fee payable to the Sub-Advisor under this Agreement. In addition, if the Investment Manager has undertaken in the Fund's Registration Statement as filed under the Act (the "Registration Statement") or elsewhere to waive all or part of its fee under the Investment Management Agreement, the Sub-Advisor's fee payable under this Agreement will be proportionately waived in whole or in part. The calculation of the fee payable to the Sub-Advisor pursuant to this Agreement will be made, each month, at the time designated for the monthly calculation of the fee payable to the Investment Manager pursuant to the Investment Management Agreement. If this

    Agreement becomes effective subsequent to the first day of a month or shall terminate before the last day of a month, compensation for the part of the month this Agreement is in effect shall be prorated in a manner consistent with the calculation of the fee as set forth above.

7. The Sub-Advisor will use its best efforts in the performance of investment activities on behalf of the Fund, but in the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of its obligations hereunder, the Sub-Advisor shall not be liable to the Investment Manager or the Fund or any of its investors for any error of judgment or mistake of law or for any act or omission by the Sub-Advisor or for any losses sustained by the Fund or its investors.

8. It is understood that any of the shareholders, Directors, officers and employees of the Fund may be a shareholder, director, officer or employee of, or be otherwise interested in, the Sub-Advisor, and in any person controlled by or under common control with the Sub-Advisor, and that the Sub-Advisor and any person controlled by or under common control with the Sub-Advisor may have an interest in the Fund. It is also understood that the Sub-Advisor and any affiliated persons thereof or any persons controlled by or under common control with the Sub-Advisor have and may have advisory, management service or other contracts with other organizations and persons, and may have other interests and businesses, and further may purchase, sell or trade any securities or commodities for their own accounts or for the account of others for whom they may be acting.

9.  This Agreement shall remain in effect until        , 2001 and from year to
    year thereafter provided such continuance is approved at least annually by the vote of holders of a majority, as defined in the Act, of the outstanding voting securities of the Portfolio or by the Directors of the Fund, provided, that in either event such continuance is also approved annually by the vote of a majority of the Directors of the Fund who are not parties to this Agreement or "interested persons" (as defined in the Act) of any such party, which vote must be cast in person at a meeting called for the purpose of voting on such approval; provided, however, that (a) the Fund may, at any time and without the payment of any penalty, terminate this Agreement upon thirty days' written notice to the Investment Manager and the Sub-Advisor, either by majority vote of the Directors of the Fund or by the vote of a majority of the outstanding voting securities of the Portfolio; (b) this Agreement shall immediately terminate in the event of its assignment (within the meaning of the Act) unless such automatic termination shall be prevented by an exemptive order of the Securities and Exchange Commission; (c) this Agreement shall immediately terminate in the event of the termination of the Investment Management Agreement; (d) the Investment Manager may terminate this Agreement without payment of penalty on thirty days' written notice to the Fund and the Sub-Advisor; and (e) the Sub-Advisor may terminate this Agreement without the payment of penalty on thirty days' written notice to the Fund and the Investment Manager. Any notice under this Agreement shall be given in writing, addressed and delivered, or mailed post-paid, to the other party at the principal office of such party.

10. This Agreement may be amended by the parties without the vote or consent of the shareholders of the Portfolio to supply any omission, to cure, correct or supplement any ambiguous, defective or inconsistent provision hereof, or if they deem it necessary to conform this Agreement to the requirements of applicable federal laws or regulations, but neither the Fund, the Investment Manager nor the Sub-Advisor shall be liable for failing to do so.

11. This Agreement shall be construed in accordance with the law of the State of New York and the applicable provisions of the Act. To the extent the applicable law of the State of New York, or any of the provisions herein, conflict with the applicable provisions of the Act, the latter shall control.

    IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement on the day and year first above written in New York, New York.

                                         MORGAN STANLEY DEAN WITTER
                                         INVESTMENT MANAGEMENT INC.

                                         By:
                                                    -------------------------------------------

                                         Attest:
                                                    -------------------------------------------

                                         MORGAN STANLEY DEAN WITTER
                                         ADVISORS INC.

                                         By:
                                                    -------------------------------------------

                                         Attest:
                                                    -------------------------------------------

Accepted and agreed to as of
the day and year first above written:

MORGAN STANLEY DEAN WITTER
INSTITUTIONAL FUND, INC.

By:
           --------------------------------------

Attest:
           --------------------------------------

                MORGAN STANLEY DEAN WITTER UNIVERSAL FUNDS, INC.
      PRELIMINARY PROXY FOR SPECIAL MEETING OF SHAREHOLDERS APRIL 23, 1999

    The undersigned Shareholder(s) of the Money Market Portfolio (the "Portfolio") of Morgan Stanley Dean Witter Universal Funds, Inc. (the "Fund") hereby appoint(s) Harold J. Schaaff, Jr., Michael F. Klein and Stefanie V. Chang and each of them (with full power of substitution), the proxy or proxies of the undersigned to attend the Special Meeting of Shareholders of the Fund to be held on April 23, 1999, and any adjournments thereof, to vote all of the shares of the Portfolio that the signer would be entitled to vote if personally present at the Special Meeting of Shareholders on the following Proposal and on any other matters brought before the Meeting, all as set forth in the Notice of Special Meeting of Shareholders and Proxy Statement of the Board of Directors. Said proxies are directed to vote or refrain from voting pursuant to the Proxy Statement as checked below upon the following matters:

    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE FUND
        AND WILL BE VOTED "FOR" THE PROPOSAL UNLESS OTHERWISE INDICATED.

Please vote by filling in the appropriate box below, as shown, using blue or black ink or dark pencil. Do not use red ink.

Proposal:  Approval of the investment sub-advisory agreement by and between
           Morgan Stanley Dean Witter Investment Management Inc. and Morgan Stanley Dean Witter Advisors Inc.

          / /  FOR             / /  AGAINST             / /  ABSTAIN

    In accordance with their own discretion, the proxies are authorized to vote on such other business as may properly come before the Meeting.

                          (CONTINUED ON REVERSE SIDE)

    ALL PROPERLY EXECUTED PROXIES WILL BE VOTED AS DIRECTED HEREIN BY THE SIGNING SHAREHOLDER(S). IF NO DIRECTION IS GIVEN WHEN THE DULY EXECUTED PROXY IS RETURNED, SUCH SHARES WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS FOR THE PROPOSAL.

    THE UNDERSIGNED ACKNOWLEDGES RECEIPT WITH THIS PROXY OF A COPY OF THE NOTICE OF SPECIAL MEETING OF SHAREHOLDERS AND THE PROXY STATEMENT OF THE BOARD OF DIRECTORS.

    Please date, sign and return promptly.
                                              Dated ______________________, 1999
                                              __________________________________
                                              Signature
                                              __________________________________
                                              Signature

                                              Your signature(s) on this proxy
                                              should be exactly as your name or
                                              names appear on this proxy. If the
                                              shares are held jointly, each
                                              holder should sign. If signing is
                                              by attorney, executor,
                                              administrator, trustee or
                                              guardian, please print your full
                                              title below your signature.